Exhibit 4.5

FOURTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of April 28, 2006, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, FIRST STATE BANK, FIRST STATE BANK OF NORTHWEST ARKANSAS, SOVEREIGN BANK, and ENTERPRISE BANK & TRUST, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.    Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, and February 24, 2006 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks party thereto, and Agent, pursuant to which a $40,000,000 Revolving Line of Credit exists in favor of Borrower.

B.    Borrower and Banks have agreed that certain modifications shall be made to the Colonial Credit Agreement. Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.    Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1.    In Section 1.01 (Defined Terms), the definition of “Borrowing Base” is hereby amended to evidence that the amount “$10,000,000” shall now mean and read “$20,000,000”.

1.2.    The following new defined term is hereby added to Section 1.01 (Defined Terms):

“’ACM Credit Agreement’ means the Revolving Credit Agreement among Bank of Oklahoma, N.A., ACM and TCM dated June 23, 2005, and subsequently amended from time to time.

1.3.     Section 2.16 (Termination Fee) of the Colonial Credit Agreement is hereby amended to evidence that the phrase “six (6) months” shall now mean and read “nine (9) months”.

2.    Allocation of Proceeds of Collateral. The undersigned hereby acknowledge and agree that in the event of a Default or Event of Default under the Colonial Credit Agreement and/or under the ACM Credit Agreement, all proceeds of collateral received through a liquidation of collateral or otherwise following such Default or Event of Default, will be allocated to the Banks (as defined in the Colonial Credit Agreement and the ACM Credit Agreement) on a Pro Rata Basis. For purposes of this Section 2, the term “Pro Rata Basis” shall mean the proportion which each Bank’s Aggregate Commitment bears to the total amount of all Banks’ Aggregate Commitments at the time of determination thereof. “Aggregate Commitment” shall mean the total commitment of a Bank under the Colonial Credit Agreement and/or the ACM Credit Agreement.

3.    Conditions Precedent. The obligations of the Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

3.1.    Borrower shall execute and deliver this Amendment.

3.2.    Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

3.3.    No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

4.    Representations and Warranties. Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

5.    Ratification. Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and confirms that no Default exists thereunder.

6.    Ratification and Amendment of Subordination Agreements. ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement, and confirms that it remains in full force and effect.

7.    Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

8.    Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.    Costs, Expenses and Fees. Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

“BORROWER” COLONIAL AUTO FINANCE, INC., an Arkansas corporation By /s/ T.J. Falgout, III T. J. Falgout, III, President

“SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By /s/ Jeff Williams
    Jeff Williams, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By /s/ Jeff Williams
    Jeff Williams, Vice President

“BANKS”

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$10,000,000

Principal Office and Lending Office:	By /s/ Jeffrey R. Dunn
P.O. Box 1407	Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bokf.com

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	SOVEREIGN BANK
$3,500,000

Principal Office and Lending Office:
7301 State Highway 161, Suite 130
Irving, Texas 75039	By /s/ Bill Defee
Attention: Bill Defee	Bill Defee, Area President
Email: bdefee@banksov.com

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	GREAT SOUTHERN BANK
$5,000,000

Principal Office and Lending Office:
1451 E. Battlefield
Springfield, MO 65804	By /s/ Ron Pender
Attn: Ron Pender	Ron Pender, Vice President
glewis@greatsouthernbank.com

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST ARKANSAS
$1,500,000

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	By /s/ Curtis Hutchins
Attn: Curtis Hutchins	Curtis Hutchins, President/Chief Executive
E-mail: chutchins@fsbnwa.com	Officer

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	FIRST STATE BANK
$6,000,000

Principal Office and Lending Office:
620 Chestnut Street
Conway, AR 72703	By /s/ Michael Bynum
Attention: Michael Bynum	Michael Bynum, Senior Vice President
mbynum@fsbmail.com

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	ENTERPRISE BANK & TRUST
$6,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS 66213	By /s/ Craig G. Huston
Attention: Craig G. Huston	Craig G. Huston, President
e-mail:

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

Revolving Credit Commitment:	COMMERCE BANK, N.A.
$8,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO 64106
Attention: David Emley	By /s/ R. David Emley, Jr.
mail: david.emley@commercebank.com	R. David Emley, Jr., Vice President
Regional Banking

By execution of this Amendment, Commerce Bank, N.A. assumes all obligations as a Bank under the Colonial Credit Agreement to the extent of pro-rata share.

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

“AGENT”

BANK OF ARKANSAS, N.A.

By /s/ Jeffrey R. Dunn
Jeffrey R. Dunn, President & CEO

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]

JOINDER OF BANK OF OKLAHOMA, N.A.

Although not a party to this Amendment, the undersigned executes this Amendment to acknowledge its understanding of and agreement to comply with the terms and conditions of Section 2 hereof related to Allocation of Proceeds of Collateral.

BANK OF OKLAHOMA, N.A.

By /s/ Jeffrey R. Dunn
Jeffrey R. Dunn, Vice President

[Signature Page to Fourth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement dated April 28, 2006]